Exhibit 99.2

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

Elif McDonald

905-695-7607

elif.mcdonald@valeant.com

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. COMPLETES ACQUISITION OF

SYNERGETICS USA, INC.

Laval, Quebec, October 15, 2015 — Valeant Pharmaceuticals International, Inc. (NYSE:VRX) (TSX:VRX) today announced that it has completed the previously announced acquisition of Synergetics USA, Inc. (“Synergetics”). Synergetics is a leading supplier of precision surgical devices. Synergetics’ primary focus is on the surgical disciplines of ophthalmology and neurosurgery.

About Valeant Pharmaceuticals International, Inc.

Valeant is a multinational, specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products and medical devices primarily in the areas of dermatology, gastrointestinal disorder, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

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